UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2011

CHINA NATURAL GAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31539	98-0231607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19th Floor, Building B, Van Metropolis 35 Tang Yan Road, Hi-Tech Zone Xian, 710065, Shaanxi Province China
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  86-29-88323325

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) The annual meeting of stockholders of the Company was held on June 16, 2011.

(b) Stockholders voted on the matters set forth below:

Proposal 1. Election of Directors:

	For	Against	Withheld	Broker Non- Votes
Qinan Ji	7,231,826	79,341	18,106	9,942,599
Zhiqiang Wang	6,894,188	414,082	20,913	9,942,599
Yang Xiang Dong	7,201,699	108,168	19,316	9,942,599
Frank Waung	6,935,712	375,705	17,766	9,942,599
Lawrence W. Leighton	6,911,339	397,678	20,166	9,942,599

Proposal 2. Ratification of Appointment of Friedman LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2011:

For	16,895,902
Against	306,278
Abstain	69,602
Broker Non-Votes	0

Proposal 3. Advisory Vote on Executive Compensation:

For	7,150,773
Against	129,474
Abstain	48,939
Broker Non-Votes	9,942,599

Proposal 4. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation:

One year	2566245
Two years	88035
Three years	4654209
Abstain	20694
Broker Non-Votes	0

(c) Not applicable.

(d)  As recommended by the Board of Directors and approved by a majority of the stockholders, the Company will adopt a three-year (triennial) non-binding, advisory shareholder vote on the compensation of executives in its proxy materials.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: June 20, 2011	By:	/s/ Bode Xu
Bode Xu
Chief Financial Officer